UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

(Amendment No. 1)

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INSMED INCORPORATED

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Explanatory Note

This Amendment No. 1 (the “Proxy Statement Amendment”) to the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by Insmed Incorporated (the “Company”) with the Securities and Exchange Commission on April 18, 2011 is being filed to amend and replace Exhibit A to the Proxy Statement to include the full text of the Company’s Amended and Restated 2000 Stock Incentive Plan (the “2000 Plan”) as well as the proposed amendment to the 2000 Plan to increase the authorized number of shares of the Company’s common stock reserved and available for issuance under the 2000 Plan.  A summary description of the 2000 Plan as amended by the proposed amendment is provided in the Proxy Statement filed on April 18, 2011 and is qualified in its entirety by the full text of the 2000 Plan attached hereto as Exhibit A.  Following the one-for-10 reverse stock split that became effective on March 2, 2011, the administrator of the 2000 Plan adjusted the limits specified in the 2000 Plan and the outstanding awards granted under the 2000 Plan to reflect such reverse stock split.  Except as set forth in this Proxy Statement Amendment, the information set forth in the Proxy Statement remains unchanged.

EXHIBIT A

INSMED INCORPORATED
AMENDED AND RESTATED
2000 STOCK INCENTIVE PLAN

ARTICLE I
DEFINITIONS

1.01. Acquiring Person

Acquiring Person means a Person who, considered alone or together with all Control Affiliates and Associates of that Person, is or becomes directly or indirectly the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of securities representing at least fifty percent (50%) of the Company’s then outstanding securities entitled to vote generally in the election of the Board.

1.02. Administrator

Administrator means the Board, the Committee, or any delegate of the Committee that is appointed in accordance with Article III.

1.03. Affiliate

Affiliate means any “parent corporation” or “subsidiary corporation” (within the meaning of Section 424 of the Code) of the Company, including a corporation that becomes an Affiliate after the adoption of this Plan.

1.04. Agreement

Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Stock Award, an award of Performance Shares or an Option granted to such Participant.

1.05. Associate

Associate, with respect to any Person, is defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. An Associate does not include the Company or a majority-owned subsidiary of the Company.

1.06. Board

Board means the Board of Directors of the Company.

1.07. Change in Control

Change in Control means (i) a Person is or becomes an Acquiring Person; (ii) holders of the securities of the Company entitled to vote thereon approve any agreement with a Person (or, if such approval is not required by applicable law and is not solicited by the Company, the closing of such an agreement) that involves the transfer of all or substantially all of the Company’s total assets on a consolidated basis, as last reported in the Company’s consolidated financial statements filed with the Securities and Exchange Commission; (iii) holders of the securities of the Company entitled to vote thereon approve a transaction (or, if such approval is not required by applicable law and is not solicited by the Company, the closing of such a transaction) pursuant to which the Company will undergo a merger, consolidation, or statutory share exchange with a Person, regardless of whether the Company is intended to be the surviving or resulting entity after the merger, consolidation, or statutory share exchange, other than a transaction that results in the voting securities of the Company carrying the right to vote in elections of persons to the Board outstanding immediately prior to the closing of the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the Company’s voting securities carrying the right to vote in elections of persons to the Company’s Board, or such securities of such surviving entity, outstanding immediately after the closing of such transaction; (iv) the Continuing Directors cease for any reason to constitute a majority of the Board; or (v) holders of the securities of the Company entitled to vote thereon approve a plan of complete liquidation of the Company or an agreement for the sale or liquidation by the Company of substantially all of the Company’s assets (or, if such approval is not required by applicable law and is not solicited by the Company, the commencement of actions constituting such a plan or the closing of such an agreement).

1.08. Code

Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.09. Committee

Committee means the Compensation Committee of the Board or, if the Compensation Committee is not composed solely of two or more persons who satisfy the “non-employee director” and “outside director” requirements of Rule 16b-3 and Section 162(m) of the Code, respectively, Committee means such other committee of the Board composed solely of two or more individuals who satisfy such criteria.

1.10. Common Stock

Common Stock means the common stock of the Company.

1.11. Company

Company means Insmed Incorporated.

1.12. Continuing Director

Continuing Director means any member of the Board, while a member of the Board and (i) who was a member of the Board immediately following the closing of the transactions contemplated by the Form S-4 filed by the Company with the Securities and Exchange Commission in 2000, or (ii) whose nomination for or election to the Board was recommended or approved by a majority of the Continuing Directors.

1.13. Control Affiliate

Control Affiliate with respect to any Person, means an affiliate as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

1.14. Exchange Act

Exchange Act means the Securities Exchange Act of 1934, as amended.

1.15. Fair Market Value

Fair Market Value means, on any given date, the reported “closing” price of a share of Common Stock on the primary exchange on which shares of Common Stock are listed. If, on any given date, no share of Common Stock is traded on an established stock exchange, then Fair Market Value shall be determined with reference to the next preceding day that the Common Stock was so traded.

1.16. Option

Option means a stock option granted under this Plan that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement. Where capitalized, the word
“Option” is not intended to include any option granted by an Affiliate as to which the Company has assumed the Affiliate’s obligation to deliver Common Stock.

1.17. Participant

Participant means an employee of the Company or an Affiliate, a member of the Board (whether or not such Board member is employed by the Company or an Affiliate), or any non-employee advisor or service provider of the Company or an Affiliate, who satisfies the requirements of Article IV and is selected by the Administrator to receive, a Stock Award, an Option, a Performance Share, or a combination thereof.

1.18. Performance Shares

Performance Shares means an award, in the amount determined by the Administrator, stated with reference to a specified number of shares of Common Stock, that in accordance with the terms of an Agreement entitles the holder to receive a cash payment or shares of Common Stock or a combination thereof.

1.19. Person

Person means any human being, firm, corporation, partnership, or other entity. “Person” also includes any human being, firm, corporation, partnership, or other entity as defined in sections 13(d)(3) and 14(d)(2) of the Exchange Act. The term “Person” does not include the Company or any Related Entity, and the term Person does not include any employee-benefit plan maintained by the Company or any Related Entity, and any person or entity organized, appointed, or established by the Company or any Related Entity for or pursuant to the terms of any such employee-benefit plan, unless the Board determines that such an employee-benefit plan or such person or entity is a “Person”.

1.20. Plan

Plan means the Insmed Incorporated 2000 Stock Incentive Plan, as amended by action of the Board on January 30, 2002, and approved by the shareholders of the Company at its annual meeting on May 1, 2002, and as amended and restated by action of the Board on March 30, 2005, and approved by the shareholders of the Company at its annual meeting on May 11, 2005.

1.21. Related Entity

Related Entity means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Sections 1563(a), 414(b) or 414(c) of the Code.

1.22. Rule 16b-3

Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act.

1.23. Stock Award

Stock Award means shares of Common Stock awarded to a Participant under Article VIII.

ARTICLE II
PURPOSES

The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals or entities with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code (“incentive stock options”) and Options not so qualifying, and the grant of Stock Awards and Performance Shares, and to permit issuance of shares of Common Stock on exercise of options granted by an Affiliate if the Company has assumed the obligations of the Affiliate under those options, all in accordance with the Plan and procedures that may be established by the Administrator. No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option. The proceeds received by the Company from the sale of shares of Common Stock pursuant to this Plan shall be used for general corporate purposes.

ARTICLE III
ADMINISTRATION

The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Stock Awards, Performance Shares, and Options upon such terms (not inconsistent with the provisions of this Plan), as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan), on the exercisability of all or any part of an Option or on the transferability or forfeitability of a Stock Award or an award of Performance Shares. Notwithstanding any such conditions, the Administrator may, in its discretion, (i) accelerate the time at which any Option may be exercised, or the time at which a Stock Award may become transferable or nonforfeitable, or the time at which an award of Performance Shares may be settled, including without limitation, providing for any of the foregoing upon a Change in Control, or (ii) suspend the forfeiture of any award made under this Plan. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, Stock Award or award of Performance Shares. All expenses of administering this Plan shall be borne by the Company.

The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

ARTICLE IV
ELIGIBILITY

Any employee of the Company or an Affiliate, any member of the Board (whether or not such Board member is employed by the Company or an Affiliate), and any other Person who provides services to the Company or an Affiliate is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such Person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an Affiliate.

ARTICLE V
COMMON STOCK SUBJECT TO PLAN

5.01. Common Stock Issued

Upon the award of Common Stock pursuant to a Stock Award or in settlement of a Performance Share award, the Company may issue Common Stock from its authorized but unissued Common Stock. Upon the exercise of any Option or an option granted by an Affiliate of the Company if the Company has assumed the obligations of the Affiliate under those options, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), shares of Common Stock from its authorized but unissued Common Stock.

5.02. Aggregate Limit

The maximum aggregate number of shares of Common Stock that may be issued under the Plan is 9,250,000, which number represents an increase of 3,000,000 shares of Common Stock over the previously reserved and available number of shares (6,250,000). No more than 9,250,000 shares of Common Stock may be issued in the form of Options that are intended to qualify as incentive stock options. The maximum aggregate number of shares of Common Stock that may be issued under this Plan shall be subject to adjustment as provided in Article IX.

5.03. Reallocation of Shares

If an Option or an option granted by an Affiliate as to which the Company has assumed the Affiliate’s obligation to deliver Common Stock is terminated, in whole or in part, for any reason other than its exercise the number of shares allocated to the Option, option, or portion thereof may be reallocated to other Options, Performance Shares, and Stock Awards to be granted under this Plan. If an award of Performance Shares is terminated, in whole or in part, for any reason other than its settlement with shares of Common Stock, the number of shares allocated to the Performance Share award or portion thereof may be reallocated to other Options, Performance Shares and Stock Awards to be granted under this Plan. If a Stock Award is forfeited, in whole or in part, for any reason, the number of shares of Common Stock allocated to the Stock Award or portion thereof may be reallocated to other Options, Performance Shares, and Stock Awards to be granted under this Plan. In addition, the shares of Common Stock underlying any Option, Performance Share or Stock Award that are held back upon exercise of an Option or settlement of a Performance Share or Stock Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting or satisfied without the issuance of Common Stock shall be added back to the shares of Common Stock available for issuance under the Plan.

ARTICLE VI
OPTIONS

6.01. Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards; provided, however, that no Participant may be granted Options in any calendar year covering more than 750,000 shares of Common Stock.

6.02. Option Price

The price per share for shares of Common Stock purchased on the exercise of an Option shall be determined by the Administrator on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted.

6.03. Maximum Option Period

The maximum period in which an Option may be exercised shall be determined by the Administrator on the date of grant, except that no Option that is an incentive stock option shall be exercisable after the expiration of ten years from the date such Option was granted. The terms of any Option that is an incentive stock option may provide that it is exercisable for a period less than such maximum period.

6.04. Nontransferability

Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05. Transferable Options

Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive stock option may be transferred by a Participant to the Participant’s immediate “family members,” trusts for the benefit of such persons, or to a partnership in which those persons are the only partners. The holder of an Option transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution. For purposes hereof, “family member” shall mean a Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant of the Participant), a trust in which these persons (or the Participant) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50 percent of the voting interests.

6.06. Status as Employee or Service Provider

For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), or in the event that the terms of any Option provide that it may be exercised only during employment or service or within a specified period of time after termination of employment or service, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

6.07. Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that incentive stock options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for shares of Common Stock having a Fair Market Value (determined as of the date an Option is granted) exceeding $100,000. An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option.

6.08. Payment

Subject to rules established by the Administrator and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash (including cash paid by a broker pursuant to a Participant’s instructions to sell shares subject to the Option and deliver the exercise price), a cash equivalent acceptable to the Administrator, or with shares of Common Stock. If shares of Common Stock are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

6.09. Shareholder Rights

No Participant shall have any rights as a shareholder with respect to shares subject to his Option until the date of exercise of such Option.

6.10. Disposition of Shares

A Participant shall notify the Company of any sale or other disposition of shares acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of shares to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

ARTICLE VII
PERFORMANCE SHARE AWARDS

7.01. Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an award of Performance Shares is to be made and will specify the number of shares covered by such awards; provided, however, that no Participant may receive an award of Performance Shares in any calendar year for more than 125,000 shares of Common Stock.

7.02. Earning the Award

The Administrator, on the date of the grant of an award, shall prescribe that the Performance Shares, or portion thereof, will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Shares, only upon the satisfaction by the Company, an Affiliate or the Participant of performance objectives and such other criteria as may be prescribed by the Administrator for the performance measurement period. The performance objectives may be based on Fair Market Value, Common Stock price appreciation, gross revenues, operating profit, or net earnings before or after taxes, return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, return on sales, cash flow per share, book value per share, market share, economic value added, market value added, productivity, level of expenses, new product development, peer group comparisons of any of the foregoing, or other measures as the Administrator may select. No payments will be made with respect to Performance Shares unless, and then only to the extent that, the Administrator certifies that such objectives have been achieved.

7.03. Payment

In the discretion of the Administrator, the amount payable when an award of Performance Shares is earned may be settled in cash, by the issuance of shares of Common Stock, or a combination thereof.

7.04. Shareholder Rights

No Participant shall, as a result of receiving an award of Performance Shares, have any rights as a shareholder until (and then only to the extent that) the award of Performance Shares is earned and settled in shares of Common Stock. After an award of Performance Shares is earned and settled in shares, a Participant will have all the rights of a shareholder as described in Section 8.05.

7.05. Nontransferability

Except as provided in Section 7.06, Performance Shares granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in any Performance Shares shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.06. Status as Employee or Service Provider

In the event that the terms of any Performance Share award provide that no payment will be made unless the Participant completes a stated period of employment or service, the Administrator may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

ARTICLE VIII
STOCK AWARDS

8.01. Award

In accordance with the provisions of Article IV, the Administrator will designate each individual to whom a Stock Award is to be made and will specify the number of shares covered by such awards; provided, however, that no Participant may receive Stock Awards in any calendar year for more than 125,000 shares.

8.02. Vesting

The Administrator, on the date of the award, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement.

8.03. Performance Objectives

In accordance with Section 8.02, the Administrator may prescribe that Stock Awards will become vested or transferable or both based on objectives stated with respect to the Participant’s continued employment or service with the Company or an Affiliate for a specified period, or the Company’s, an Affiliate’s, or the Participant’s achievement of performance related objectives such as those measured by Fair Market Value, Common Stock stock price appreciation, gross, operating, or net earnings before or after taxes, return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, return on sales, cash flow per share, book value per share, market share, economic value added, market value added, productivity, level of expenses, new product development, peer group comparisons of any of the foregoing, or other measures the Administrator may select. If the Administrator, on the date of award, prescribes that a Stock Award shall become nonforfeitable and transferable only upon the attainment of performance objectives, the shares subject to such Stock Award shall become nonforfeitable and transferable only to the extent that the Administrator certifies that such objectives have been achieved.

8.04. Status as Employee or Service Provider

In the event that the terms of any Stock Award provide that shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment or service, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

8.05. Shareholder Rights

Prior to their forfeiture (in accordance with the applicable Agreement and while the shares of Common Stock granted pursuant to the Stock Award may be forfeited or are nontransferable), a Participant will have all rights of a shareholder with respect to a Stock Award, including the right to receive dividends and vote the shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares granted pursuant to a Stock Award, (ii) the Company shall retain custody of the certificates evidencing shares granted pursuant to a Stock Award, and (iii) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award. The limitations set forth in the preceding sentence shall not apply after the shares granted under the Stock Award are transferable and are no longer forfeitable.

ARTICLE IX
ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares as to which Options, Performance Shares, and Stock Awards may be granted pursuant to this Plan; the terms of outstanding Stock Awards, Options, and Performance Shares; and the per individual limitations on the number of shares of Common Stock for which Options, Performance Shares, and Stock Awards may be granted shall be adjusted as the Committee shall determine to be equitably required in the event that (i) the Company (a) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (b) engages in a transaction to which Section 424 of the Code applies or, (ii) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article IX by the Committee shall be final and conclusive.

The issuance by the Company of stock of any class, or securities convertible into stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of stock or obligations of the Company convertible into such stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, Performance Shares, and Stock Awards may be granted; the per individual limitations on the number of shares for which Options, Performance Shares, and Stock Awards may be granted; or the terms of outstanding Stock Awards, Options, or Performance Shares.

The Board or Committee may make Stock Awards and may grant Options and Performance Shares in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee or service provider of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article IX. Notwithstanding any provision of the Plan, the terms of such substituted Stock Awards, Options or Performance Shares shall be as the Board or Committee, in its discretion, determines is appropriate. Any substituted Stock Awards, Options or Performance Shares granted under the Plan shall not count against the share limitation set forth in Section 5.02.

ARTICLE X
COMPLIANCE WITH LAW AND APPROVAL OF
REGULATORY BODIES

No Option shall be exercisable, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any stock certificate issued to evidence shares of Common Stock when a Stock Award is granted, Performance Share is settled or for which an Option is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Stock Award or Performance Share shall be granted, no shares of Common Stock shall be issued, no certificate for shares of Common Stock shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XI
MERGERS AND OTHER TRANSACTIONS

Upon the consummation of an Acquisition, the Board may, on the same basis or on different basis as the Board shall specify, upon written notice to the affected optionees, provide that one or more Options then outstanding must be exercised, in whole or in part, within a specified number of days of the date of such notice, at the end of which period such Options shall terminate, or provide that one or more Options then outstanding, in whole or in part, shall be terminated in exchange for a cash payment equal to the excess of the fair market value (as determined by the Board in its sole discretion) for the shares subject to such Options over the exercise price thereof; provided, however, that before terminating any portion of an Option that is not vested or exercisable (other than in exchange for a cash payment), the Board must first accelerate in full the exercisability of the portion that is to be terminated.

For purposes hereof, an “Acquisition” means (i) the sale of the Company by merger in which the shareholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); or (ii) any sale of all or substantially all of the assets or capital stock of the Company (other than a spin-off or similar transaction); or (iii) any other acquisition of the business of the Company, as determined by the Board.

ARTICLE XII
ADDITIONAL CONDITIONS APPLICABLE TO
NONQUALIFIED DEFERRED COMPENSATION
UNDER SECTION 409A OF THE CODE

In the event any Stock Option or Stock Award under the Plan is granted with an exercise price of less than 100% of the Fair Market Value on the date of grant (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value), or such grant is materially modified and deemed a new grant at a time when the Fair Market Value exceeds the exercise price, or any other award granted under the Plan is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (a “409A Award”), the following additional conditions shall apply and shall supersede any contrary provisions of this Plan or the terms of any agreement relating to such 409A Award.

12.01 Exercise and Distribution

Except as provided in Section 12.02 hereof, no 409A Award shall be exercisable or distributable earlier than upon one of the following:

(i) Specified Time. A specified time or a fixed schedule set forth in the written instrument evidencing the 409A Award, but not later than after the expiration of ten years from the date such Award was granted.

(ii) Separation from Service. Separation from service (within the meaning of Section 409A of the Code (“Section 409A”)) by the 409A Award recipient; provided however, if the 409A Award recipient is a “key employee” (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) and any of the Company’s Stock is publicly traded on an established securities market or otherwise, exercise or distribution under this Section may not be made before the date that is six months after the date of separation from service.

(iii) Death. The date of death of the 409A Award recipient.

(iv) Disability. The date the 409A Award recipient becomes disabled (within the meaning of Section 12.03(ii) hereof).

(v) Unforeseeable Emergency. The occurrence of an unforeseeable emergency (within the meaning of Section 12.03(iii) hereof), but only if the net value (after payment of the exercise price) of the number of shares of Stock that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the participant’s other assets (to the extent such liquidation would not itself cause severe financial hardship).

(vi) Change in Control Event. The occurrence of a Change in Control Event (within the meaning of Section 12.03(i) hereof), including the Company’s discretionary exercise of the right to accelerate vesting of such grant upon a Change in Control Event or to terminate the Plan or any 409A Award granted hereunder within 12 months of the Change in Control Event.

12.02 No Acceleration

A 409A Award may not be accelerated or exercised prior to the time specified in Section 12.01 hereof, except in the case of one of the following events:

(i) Domestic Relations Order. The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the Participant as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

(ii) Conflicts of Interest. The 409A Award may permit the acceleration of the exercise or distribution time or schedule as may be necessary to comply with the terms of a certificate of divestiture (as defined in Section 1043(b)(2) of the Code).

(iii) Change in Control Event. The Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted thereunder within 12 months of the Change in Control Event and cancel the 409A Award for compensation.

12.03 Definitions

Solely for purposes of this Article 12 and not for other purposes of the Plan, the following terms shall be defined as set forth below:

(i) “Change in Control Event” means the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in IRS Notice 2005-1, Q&A-11, Q&A-12, Q&A-13 and Q&A-14).

(ii) “Disabled” means a grantee (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or its Subsidiaries.

(iii) “Unforeseeable Emergency” means a severe financial hardship to the grantee resulting from an illness or accident of the grantee, the grantee’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the grantee, loss of the grantee’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the grantee.

ARTICLE XIII
GENERAL PROVISIONS

13.01. Effect on Employment and Service

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

13.02. Unfunded Plan

The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

13.03. Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

13.04. Tax Withholding

Each Participant shall, no later than the date as of which the value of an Option, Performance Share or Stock Award or any shares of Common Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee.

Subject to approval by the Administrator, a Participant may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to any Option, Performance Share or Stock Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Common Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

ARTICLE XIV
AMENDMENT

The Board may amend or terminate this Plan from time to time; however, any material Plan amendments (other than amendments that curtail the scope of the Plan), including any Plan amendments that (i) increase the number of shares reserved for issuance under the Plan, (ii) permit repricing of outstanding Options or reduce the price at which shares or Options may be offered under the Plan, or (iii) expand the type of awards available under, materially expand the eligibility to participate in, or materially extend the term of the Plan, shall be subject to approval by the Company shareholders entitled to vote at a meeting of shareholders. In addition, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under certain awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company shareholders entitled to vote at a meeting of shareholders. The Administrator may, at any time, amend or cancel any outstanding award granted under the Plan for the purpose of satisfying changes in law or for any other lawful purpose, but no amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any Stock Award, Option, or Performance Share outstanding at the time such amendment is made.

ARTICLE XV
DURATION OF PLAN

No Stock Award, Option or Performance Share may be granted under this Plan after May 11, 2015. No Option that is intended to qualify as an incentive stock option may be granted under this Plan after March 30, 2015. Stock Awards, Options and Performance Shares granted before such dates shall remain valid in accordance with their terms.

ARTICLE XVI
EFFECTIVE DATE OF PLAN

Options, Stock Awards and Performance Shares may be granted under this Plan upon its adoption by the Board; provided that, unless this Plan is approved by a majority of the votes cast by the Company’s shareholders, voting either in person or by proxy, at a duly held shareholders’ meeting at which a quorum is present or by the written unanimous consent of the shareholders within twelve months before or after this Plan is adopted by the Board, no Option shall be exercisable, no Performance Share shall be settled, and no Stock Award shall be effective.

As Amended by the Board of Directors on January 30, 2002 and approved by the Shareholders on May 1, 2002.

Amendments inserted by W. M. Thompson on 5/6/2002.

Amended and Restated by the Board of Directors on March 30, 2005 and approved by the Shareholders on May 11, 2005.

FIRST AMENDMENT TO
INSMED INCORPORATED
AMENDED AND RESTATED
2000 STOCK INCENTIVE PLAN

Pursuant to the powers reserved to it in Article XIV of the Insmed Incorporated Amended and Restated 2000 Stock Incentive Plan (the “Plan”), the Board of Directors of Insmed Incorporated hereby amends the Plan, subject to shareholder approval, effective as of April 5, 2011, as follows:

1. Section 5.02 of Article V of the Plan is amended by deleting the first two sentences thereof and replacing them with the following:

“The maximum aggregate number of shares of Common Stock that may be issued under the Plan is 3,925,000, which number represents an increase of 3,000,000 shares of Common Stock over the previously reserved and available number of shares (925,000). No more than 3,925,000 shares of Common Stock may be issued in the form of Options that are intended to qualify as incentive stock options.”

2. Except as so amended, the Plan in all other respects is hereby confirmed.

IN WITNESS WHEREOF, the Board has caused this First Amendment to the Plan to be duly executed on this 5th day of April, 2011.

INSMED INCORPORATED

By:	/s/ W. McIlwaine Thompson, Jr.
Name:	W. McIlwaine Thompson, Jr.
Title:	Corporate Secretary